                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1999 (except with respect to the matter discussed in Note 17, as to which the date is March 16, 1999) included in Lear Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP


Detroit, Michigan
 January 14, 2000.